SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 2, 2011

White Mountain Titanium Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 812, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (56 2) 657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2011, the Compensation Committee recommended, and the Board approved, an amendment to the Management Services Agreement dated February 6, 2006, as amended, with Michael P. Kurtanjek, our Chief Executive Officer, to increase the monthly fee payable under the agreement to $20,000 effective May 1, 2011.

On June 2, 2011, the Compensation Committee also recommended, and the Board approved, an amendment to the Management Services Agreement dated August 1, 2009, as amended, with Chapelle Capital Corp., a company partly owned by Brian Flower, our Chairman, to increase the monthly fee payable under the agreement to $20,000 effective May 1, 2011.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported under Item 1.01, we modified the compensation arrangements with our Chairman and Chief Executive Officer.  The information set forth under such item is incorporated into this Item 5.02.

Item 8.01	Other Events.

On May 31, 2011, Mr. Kurtanjek exercised options to purchase 600,000 shares of common stock at $0.50 per share.  The options were granted on May 31, 2004, under our 2005 Stock Option Plan.

On January 31, 2011, Trio International Capital Corp, a company partly owned by Brian Flower,  exercised options to purchase 400,000 shares of common stock at $0.50 per share.  The options were granted on February 8, 2005, under our 2005 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: June 21, 2011	By	/s/ Brian Flower
Brian Flower, Chairman